GEHL COMPANY/_________________
                                      2000
                   SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

     THIS AGREEMENT, made this _____ day of April, 2000, by and between GEHL COMPANY, West Bend, Wisconsin (hereinafter referred to as the "Company"), and __________________, of West Bend, Wisconsin (hereinafter referred to as the "Employee"):

                              W I T N E S S E T H:

     WHEREAS, the Employee is currently employed by the Company in the capacity of Vice President and in such position can contribute materially to its continued growth and development and to its future financial success; and

     WHEREAS, the Company desires to insure insofar as possible that the Company will have the benefit of the Employee's full services and executive capacities for future years;

     NOW, THEREFORE, in consideration of services rendered by the Employee to the Company, it is agreed as follows:

     Section 1.  Definitions.

     (a) "Average Monthly Compensation" means one-sixtieth (1/60th) of the Employee's base salary and cash bonus from the Company for the highest five
(5) calendar years within the last ten (10) completed calendar years preceding the date of the Employee's termination of employment with the Company. In the event the Employee does not have five (5) calendar years of employment, only the number of full months from the date of hire through the December preceding termination of employment shall be used to determine Average Monthly Compensation. Cash bonus means the cash distributed to the Employee during a calendar year pursuant to the Company "SVA" Shareholder Value Added or similar incentive/bonus compensation program. Base salary and cash bonus for this purpose include any salary reduction deferrals pursuant to a cash or deferred arrangement or a cafeteria plan pursuant to Internal Revenue Code ("Code") Sections 401(k) or 125.

     (b) "Beneficiary" means the person, trust and/or other entity designated by the Employee on the form most recently filed with the Secretary of the Company prior to the Employee's death. In the absence of a valid designation, the Beneficiary shall be the Employee's estate.

     (c) "Disability means a physical or mental condition which totally and presumably permanently prevents the Employee from engaging in any substantially gainful activity as determined in accordance with Section 4.03 of the Gehl Company Retirement Income Plan "B".

     (d) "Vested Percentage" means the percentage of the supplemental retirement benefit in Section 2 earned by the Employee, subject in any event to the forfeiture provision of Section 4 and the change in control provision of Section 5. The Vested Percentage is one hundred percent (100%) in any of the following circumstances:

       (i)     after the Employee completes five (5) years of Vesting Service;
      (ii)     if the Employee suffers a Disability; or
     (iii) if the Employee retires from the Company after attainment of age sixty-two (62).

In the event the Employee does not have a Vested Percentage of one hundred percent (100%), he shall receive ten percent (10%) vesting for each complete year of Vesting Service.

    (e) "Vesting Service" means the period of the Employee's consecutive employment with the Company from January 1, 1986, through the date of termination of employment.

    Section 2.  Supplemental Retirement Benefits.

    (a) The amount of the monthly supplemental retirement benefit shall be the Employee's Vested Percentage times an amount equal to thirty percent (30%) of the Employee's Average Monthly Compensation.

    (b) The monthly supplement shall be payable to the Employee commencing as of the first day of the month following the earlier to occur of:

         (i)    age sixty-five (65); or
        (ii) the later of termination of employment from the Company or age sixty two (62).

The supplement shall continue to be paid to the Employee for a period of fifteen (15) years.

    (c) In the event the Employee commences receiving the supplement but dies prior to the end of the payment period, the remaining monthly payments in the fifteen (15)-year period shall be made to the Beneficiary.

    (d) In the event the Employee dies after termination of employment from the Company but prior to the commencement of benefits pursuant to (b) above, the monthly supplement calculated pursuant to subsection (a) above shall be paid to the Beneficiary for the fifteen (15)-year period commencing as of the first day of the month following the later to occur of the Employee's death or the date the Employee would have attained (or if applicable, did attain) age sixty-two (62).

    Section 3.  Pre-Retirement Death Benefit.

    (a) In the event the Employee dies prior to commencement of the supplemental retirement benefit under Section 2(b) above and while employed by the Company, in lieu of any payment pursuant to Section 2 above, a pre-retirement death benefit shall be paid to the Beneficiary.

    (b) The death benefit shall be comprised of five (5) payments, the first being due as of the last day of the month following the Employee's death. Each succeeding payment shall be made on successive anniversaries of the first payment due date.

    (c) The amount of each of the five (5) payments shall be forty percent (40%) of the Employee's Average Monthly Compensation, annualized, as of the Employee's date of death.

    Section 4. Non-Competition Requirement. Employee agrees that for a period of two (2) years after termination of active employment hereunder, the Employee shall not, except as permitted by the Company's prior written consent, engage in, be employed by, or in any way advise or act for, or have any financial interest in any business which is a competitor of the Company. The ownership of minority and non-controlling shares of any corporation whose shares are listed on a recognized stock exchange or traded in an over-the-counter market shall not be deemed as constituting a financial interest in such corporation. If the Employee shall fail to comply with any of the foregoing conditions, he shall forfeit all right to any payments pursuant to
Section 2 hereof which would otherwise be payable to him thereafter.

     Section 5. Change of Control. Notwithstanding the definition of Vested Percentage in Section 1 hereof, an Employee shall be one hundred percent (100%) vested, subject to Section 4, in the event there is a change of control of the Company. For purposes of this Agreement, a "change in control of the Company" occurs when:

     (i) securities of GEHL representing 25% or more of the combined voting power of GEHL's then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer; or

     (ii) the shareholders of GEHL approve a merger or consolidation of GEHL with any other corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of GEHL (other than a shareholder who is an affiliate, as defined under rules promulgated under the Securities Act of 1933, as amended, of any party to such consolidation or merger); or

    (iii) the shareholders of GEHL approve the sale of substantially all of GEHL's assets to a corporation which is not a wholly-owned subsidiary of GEHL; or

     (iv) any person becomes the "beneficial owner," as defined under rules promulgated under the Securities Exchange Act of 1934, as amended, directly or indirectly, of securities of GEHL representing twenty-five percent (25%) or more of the combined voting power of GEHL's then outstanding securities the effect of which (as determined by the Board) is to take over control of GEHL; or

     (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of GEHL cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Section 6. No Rights of Employment. Nothing herein contained shall be deemed to confer upon the Employee any right to continue in the employ of the Company nor to interfere with the right of the Company to terminate his employment at any time.

     Section 7. Employee's Rights Non-Assignable. Neither the Employee nor the Beneficiary shall have the power to transfer, assign, anticipate, mortgage, or otherwise encumber in advance any of the payments provided in this Agreement; nor shall any of said payments nor any assets of the Company, including any insurance policies owned by the Company, be subject to seizure for the payment of any of the recipient's debts, judgments or other obligations arising by operation of law or in the event of bankruptcy, insolvency or otherwise.

     Section 8. Company Not Required to Fund This Agreement. The Company is not obligated to set aside or credit the Employee or the Beneficiary with funds to provide for the payment of the amounts due under this Agreement, and nothing in this Agreement shall be construed as creating a trust fund of any kind for the benefit of the Employee or the Beneficiary.

     Section 9. Administration. This Agreement shall be administered by the Gehl Company Compensation and Benefits Committee (herein referred to as the "Committee"). If the Employee is also a Committee member, he shall abstain from any deliberations or vote on any matter in connection with this Agreement.

     Section 10. Successors and Assigns. This Agreement shall inure to and be binding upon the successors and assigns of the Company.

     Section 11. Acceleration. In the event that payment of the benefits provided by Section 2 hereunder is accelerated in a present value payment pursuant to the Employee's Change in Control and Severance Agreement, all other benefits and provisions hereof shall be deemed terminated.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:                       GEHL COMPANY

__________________________    ___________________________
                              Its:  President

                              EMPLOYEE

__________________________    ___________________________
Witness as to                 (Name)
(Name)

                     SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT
                              BENEFICIARY DESIGNATION
                                      (Name)


     This is to certify that I wish to make the following beneficiary designation for any death benefit which may become payable under my Gehl Company Supplemental Retirement Benefit Agreement:

                        Primary Beneficiary

Name___________________________      ______________________________
   (Please Print)                       Social Security Number


Address   _________________________  ______________________________
                                        Relationship
          _________________________



Secondary Beneficiary


Name______________________________  ______________________________
   (Please Print)                   Social Security Number


Address_________________________    _____________________________
                                    Relationship
       _________________________

Date   _________________________   ______________________________

                                    Signature of __________________________